Question 77C - Matters Submitted to a Vote of Security Holders
==============================================================
At the Special Meeting of Shareholders of the Trust held on July 17, 2003, the following votes were recorded for First Quadrant Tax-Managed Equity Fund (formerly Managers U.S. Stock Market Fund, the "Fund"). The proposals, which shareholders were asked to vote on, are explained in further detail in the proxy statement dated May 28, 2003:


Proposal 1(a) - To approve a new Management Agreement between The
Managers Funds LLC and Managers Trust I with respect to the Fund



Shares For		Shares Against		Shares Abstained
----------		--------------		----------------
2,347,462		    151,864		      105,472




Proposal 1(b) - To approve a new Sub-Advisory Agreement between The Managers Funds LLC and First Quadrant, L.P. with respect to the Fund




Shares For		Shares Against		Shares Abstained
----------		--------------		----------------
2,320,907		     168,778		      115,113




Proposal 2(a) - To approve amendments to the Fund's fundamental investment policy regarding senior securities and borrowing




Shares For		Shares Against		Shares Abstained
----------		--------------		----------------
2,330,567	     	     159,456		      114,775



Proposal 2(b) - To approve amendments to the Fund's fundamental investment policy regarding real estate




Shares For		Shares Against		Shares Abstained
----------		--------------		----------------
2,309,684	     	     177,662		      117,451


Proposal 2(c) - To approve amendments to the Fund's fundamental investment policy regarding commodities




Shares For		Shares Against		Shares Abstained
----------		--------------		----------------
2,299,769	     	     182,188		      122,841


Proposal 2(d) - To approve amendments to the Fund's fundamental investment policy regarding loans




Shares For		Shares Against		Shares Abstained
----------		--------------		----------------
2,310,753	     	     178,002		      116,044



Pursuant to Article III, Section 1 of the By-Laws of the Trust and the 1940 Act, such total votes on each proposal represents a quorum of the outstanding shares of the Funds.

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